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                                   EXHIBIT 5.1


               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                              One Financial Center
                           Boston, Massachusetts 02111
                                                                617 542 6000
                                                                617 542 2241 FAX



                                        September 19, 2000


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse First Boston Corporation
Robertson Stephens, Inc.
Chase Securities Inc.
J.P. Morgan Securities Inc.
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209


Ladies and Gentlemen:

         This opinion is being furnished to you pursuant to Section 5(a) of the Purchase Agreement, dated September 13, 2000 (the "Purchase Agreement") by and between each of you (together, the "Initial Purchasers") and Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (the "Company") pursuant to which the Company has agreed to issue and sell to you, and you have agreed to purchase from the Company an aggregate of $300,000,000 principal amount of its 5.00% Convertible Subordinated Notes due September 2007 (the "Initial Securities") and an aggregate of $45,000,000 additional principal amount thereof (the "Option Securities"). The Initial Securities and the Option Securities are collectively referred to herein as the "Securities." The Securities will be issued under an indenture dated as of September 19, 2000 (the "Indenture") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). Holders of the Securities will have the registration rights set forth in the Resale Registration Rights Agreement dated as of September 19, 2000 (the "Registration Rights Agreement") by and among the Company and the Initial Purchasers. Capitalized terms defined in the Purchase Agreement and not otherwise defined herein are used herein with the meanings so defined in the Purchase Agreement.

         We have acted as outside counsel for the Company in connection with the preparation, execution and delivery of the Purchase Agreement and the consummation of the transactions contemplated thereby. In connection therewith, we have examined executed originals or counterparts of the Purchase Agreement, the Registration Rights Agreement and the Indenture (collectively, the "Transaction Documents"), the Offering


                       BOSTON NEW YORK RESTON WASHINGTON
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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

September 19, 2000
Page 2


Memorandum (as defined in the Purchase Agreement) and such other documents as we have deemed necessary for purposes of this opinion.

         Insofar as this opinion relates to factual matters, we have relied upon representations and warranties of the Company, certificates of officers of the Company and of public officials, and certificates delivered to you in connection with the Transaction Documents and the transactions contemplated thereby.

         As used herein, any reference to "our knowledge", "best of our knowledge", "of which we have knowledge", "known to us" or words of similar import, shall mean the conscious awareness of the existence or absence of any facts or other information by any lawyer in this firm who was involved in representing the Company in connection with the transactions contemplated by the Transaction Documents or is otherwise involved on an ongoing basis in providing legal services to the Company. Except as expressly set forth in this opinion, we have not undertaken any independent investigation, including, without limitation, any investigation of corporate, court or other documents or records, to determine the existence or absence of any such facts or other information, and no inference as to our knowledge of the existence or absence of any facts or other information should be drawn from the fact of our representation of the Company.

         In rendering the opinions set forth herein, we have assumed without independent inquiry or investigation, (i) the genuineness of all signatures on all documents and instruments examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of such documents. We have also assumed that each of the parties to the Transaction Documents (other than the Company) has all requisite power and authority and has taken all necessary action (corporate or otherwise) to execute and deliver the Transaction Documents to which it is a party and to effect the transactions contemplated thereby and that the Transaction Documents constitute the legal, valid and binding obligation of each of such other parties enforceable in accordance with their respective terms.

         Our opinions contained in paragraphs (vi), (vii) and (viii) as to enforceability are subject to the further qualification that such enforceability may be (1) limited by bankruptcy, insolvency (including, without limitation, fraudulent conveyances and fraudulent transfers), reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (2) limited by general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law),
(3) subject to the effect of any public policy considerations or court decisions which may limit the rights of any person or entity to obtain indemnification, and (4) subject to the effects of generally applicable rules of law that (A) limit or affect the enforcement of provisions that purport to require waiver or modification of the obligations of good faith, fair dealing, diligence, reasonableness or due notice or to waive equitable rights,


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September 19, 2000
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remedies, or defenses, or to release or indemnify a party from or against liability for the party's own unlawful or willful misconduct, recklessness or gross negligence, or to preclude modification of the Transaction Documents through custom or course of conduct, or (B) provide that forum selection clauses are not necessarily binding on the court or courts in the forum selected.

         Based upon and subject to the foregoing assumptions, limitations and qualifications, and subject to the penultimate paragraph of this letter, we are of the opinion that:

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts.

         (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities.

         (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction within the United States in which such qualification is required, whether by reason of the ownership or leasing of property or the maintenance of an office, except where the failure so to qualify or to be in good standing could not reasonably be expected to result in a Material Adverse Effect.

         (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities or options referred to in the Offering Memorandum); the shares of issued and outstanding capital stock of the Company issued since January 1, 2000 have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company, pursuant to any agreement disclosed to us after inquiry of the Company.

         (v) Vertex Security Corp. ("Vertex Securities") has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts, has corporate power and authority to own, lease and operate its properties and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the maintenance of an office, except where the failure so to qualify or to be in good standing could not reasonably be expected to result in a Material Adverse Effect. To the best of our knowledge and information, the


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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

September 19, 2000
Page 4


Company does not have any subsidiaries other than the Subsidiaries, Altus Biologics Inc. and Versal Technologies Inc.

         (vi) The Purchase Agreement has been duly authorized, executed and delivered by the Company. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

         (vii) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         (viii) The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and issued and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

         (ix) Upon issuance and delivery of the Securities in accordance with the Purchase Agreement and the Indenture, the Securities shall be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock initially issuable upon conversion of the Securities and such additional shares of Common Stock that may be issued in satisfaction of the Company's obligations under the Make Whole Payment pursuant to the Provisional Redemption of the Securities, have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action; such shares, when issued upon such conversion against payment of the conversion price and in accordance with the provisions of the Securities and the Indenture and such additional shares of Common Stock that may be issued in satisfaction of the Company's obligations under the Make Whole Payment pursuant to the Provisional Redemption of the Securities, if issued in accordance with the provisions of the Securities and the Indenture, will be validly issued and will be fully paid and non-assessable and free and clear of all liens, encumbrances, equities or claims imposed by or arising from actions of the Company and no holder of such Common Stock is or will be subject to personal liability by reason of being such a holder.

         (x) The issuance of the shares of Common Stock upon conversion of the Securities and such additional shares of Common Stock that may be issued in satisfaction of the Company's obligations under the Make Whole Payment pursuant to the Provisional Redemption of the Securities, is not subject to the preemptive or other similar


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September 19, 2000
Page 5


rights of any securityholder of the Company pursuant to any agreement disclosed to us after inquiry of the Company.

         (xi) The Indenture conforms in all material respects with the 1939 Act.

         (xii) Based solely on our preparation of the Offering Memorandum and review and discussion of the contents thereof with the Company, to the best of our knowledge, except as disclosed in the Offering Memorandum, there is no pending or threatened action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary thereof is subject, before or brought by any court or governmental agency or body, which could reasonably be expected to result in a Material Adverse Effect, or which could materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement, the Indenture, the Securities and the Registration Rights Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by the Offering Memorandum.

         (xiii) The information in the Offering Memorandum under "Description of Notes," "Description of Capital Stock" and "Certain Federal Income Tax Considerations," to the extent that it constitutes matters of law, summaries of legal matters or legal documents or instruments, the Company's charter and bylaws, or legal conclusions, has been reviewed by us and fairly summarizes the matters referred to therein (except that we express no opinion as to the due authorization, valid issuance and non-accessibility of shares of capital stock of the Company issued prior to January 1, 2000). To the best of our knowledge, there are no other statutes or regulations that are required to be described in the Offering Memorandum that are not described as required.

         (xiv) To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes or leases that would be required to be described in the Offering Memorandum that are not described or referred to in the Offering Memorandum, and the descriptions thereof or references thereto fairly summarize such arrangements.

         (xv) To the best of our knowledge, neither the Company nor Vertex Securities is in violation of its charter or by-laws and based solely on an inquiry of the Company, we know of no default by the Company or Vertex Securities that exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum.

         (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Securities will be offered or sold, as to


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September 19, 2000
Page 6


which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the Registration Rights Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Securities to the Initial Purchasers or the resale by the Initial Purchasers in accordance with the terms of the Purchase Agreement or for the issuance of shares of Common Stock upon conversion of Securities.

         (xvii) It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by the Purchase Agreement and the Offering Memorandum or in connection with the conversion of the Notes into shares of the Common Stock in the manner contemplated in the Indenture to register the Securities or the shares of Common Stock issuable upon conversion of the Notes under the 1933 Act or to qualify the Indenture under the 1939 Act.

         (xviii) The execution, delivery and performance of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities and the consummation of the transactions contemplated in the Purchase Agreement, the Registration Rights Agreement and in the Offering Memorandum (including the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use Of Proceeds" and the issuance of the shares of Common Stock issuable upon conversion of the Securities) and compliance by the Company with its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiv) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or Vertex Securities pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, referred to in the Offering Memorandum, to which the Company or Vertex Securities is a party or by which either of them may be bound, or to which any of the property or assets of the Company or Vertex Securities is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that could not reasonably be expected to have a Material Adverse Effect or have been waived pursuant to the amendment to the Credit Agreement, dated as of September 13, 2000, by and between the Company and Fleet National Bank, relating to the issuance of the Securities), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or Vertex Securities, or any applicable law, statute, rule, regulation (other than such as may be required under the applicable securities laws of the various jurisdictions in which Securities will be offered or sold, as to which we offer no opinion), and any judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or Vertex Securities or any of their respective properties, assets or operations.


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September 19, 2000
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         (xiv) The Company is not, and, upon the offering and sale of the
Securities as contemplated in the Purchase Agreement and the application of the net proceeds therefrom as described in the Offering Memorandum, will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

         In the course of the preparation of the Offering Memorandum, we participated in conferences with officers, representatives and in-house attorneys of the Company, representatives of the independent public accountants for the Company, and with the Initial Purchasers and their counsel during which the contents of the Offering memorandum and related matters were discussed, and although we have not verified and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing, no facts have come to our attention which have caused us to believe that the Offering Memorandum as of the date the Offering Memorandum was issued or at the Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view or belief with respect to the financial statements (including the notes thereto) and schedules and other financial and accounting data included in the Offering Memorandum.

         We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied nor may be inferred herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no obligation hereby and disclaim any obligation to advise you of any change after the date hereof pertaining to any matter referred to herein. This opinion is rendered solely for your benefit and may not be circulated, quoted, relied upon or otherwise referred to by any other person without our written consent, except that State Street Bank and Trust Company, in its capacity as Trustee under the Indenture, may rely on this opinion as if addressed to it.


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September 19, 2000
Page 8


                                           Very truly yours,



                                           /s/ Mintz, Levin, Cohn, Ferris,

                                           Glovsky and Popeo, P.C.


                                           MINTZ, LEVIN, COHN, FERRIS,
                                           GLOVSKY and POPEO, P.C.